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                                                                     EXHIBIT 4.4

                     INTERCREDITOR (SUBORDINATION) AGREEMENT

      THIS INTERCREDITOR (SUBORDINATION) AGREEMENT (this "Agreement") is made as of the 16th day of July, 2002 by and among the J. Oliver Cunningham Trust dated February 26, 1971, an Indiana Trust (the "Cunningham Trust"), the Anne C. McClure Trust dated February 26, 1971, an Illinois trust (the "McClure Trust"), the Jane C. Warriner Trust dated February 26, 1971, an Indiana trust (the "Warriner Trust" and together with the Cunningham Trust and the McClure Trust, the "Oliver Lenders"), Wakefield Group III, LLC a North Carolina limited liability company ("Wakefield"), Noro-Moseley Partners V, L.P., a Georgia limited partnership ("Noro-Moseley") (in their capacities as holders of Bridge Lender Indebtedness (as defined below) each are a "Bridge Lender"), and the undersigned holders, including the Oliver Lenders, Wakefield and Noro-Moseley in their capacities as holders of Noteholder Indebtedness (the "Noteholders") of up to $10,000,000 of Fixed Rate Convertible Notes due July 1, 2009 (the "Convertible Notes"), issued by both U.S. RealTel, Inc., a Delaware corporation ("U.S. RealTel") and Cypress Communications, Inc., a Delaware corporation ("Cypress").

      WHEREAS, Bridge Lenders have extended credit to U.S. RealTel and Cypress, as borrowers (collectively, the "Borrowers") as evidenced by (i) that certain Loan Agreement dated July 16, 2002 by and among the Bridge Lenders and the Borrowers (as amended, modified or supplemented from time to time, the "Loan Agreement") and (ii) those certain Term Notes issued to each Bridge Lender, each dated July 16, 2002 with an aggregate principal amount of $8,000,000 (collectively, the "Term Notes");

      WHEREAS, Noteholders deem the extensions of credit to Borrowers by the Bridge Lenders necessary or desirable to the conduct and operation of Borrowers' business and therefore beneficial to their interest as creditors of U.S. RealTel and desire that Bridge Lenders extend credit to Borrowers pursuant to the Loan Agreement;

      WHEREAS, to induce Bridge Lenders to grant credit to Borrowers pursuant to the Loan Agreement, Noteholders have agreed to subordinate the Noteholder Indebtedness (as defined below) to the Bridge Lender Indebtedness (as defined below); and

      NOW, THEREFORE, to induce Bridge Lenders to grant credit to Borrowers pursuant to the Loan Agreement and in consideration of the making of the Loans pursuant thereto, extending credit to Borrowers in the future and for other valuable consideration, receipt of which is hereby acknowledged, the undersigned do hereby agree as follows:

      1. Noteholders hereby subordinate, on the terms and conditions set forth herein, the Noteholder Indebtedness to any and all sums, debts, demands, claims, liabilities or causes of action for which Borrowers may be liable to Bridge Lenders pursuant to the Loan Agreement and pursuant to any note, security agreement, guaranty or other instrument or document executed pursuant thereto or in connection therewith (all items herein collectively called the "Bridge


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Lender Indebtedness"). The term "Noteholder Indebtedness" shall mean the debt owed to Noteholders by U.S. RealTel and/or Cypress under the Convertible Notes, including any amendments, extensions and modifications thereto.

      2. Noteholders hereby agree not to seek, accept or otherwise obtain any security interests, liens, encumbrances and claims which in any way secure the Noteholder Indebtedness, and Noteholders (to the extent Noteholders do seek, accept or obtain such security interests), hereby subordinate all such security interests, liens, encumbrances and claims which in any way secure the Noteholder Indebtedness whether now existing or to be created (herein collectively called the "Noteholder Collateral") to all security interests, liens, encumbrances and claims which in any way secure the payment of the Bridge Lender Indebtedness whether now existing or to be created (herein collectively called the "Bridge Lender Collateral") specifically including but not limited to the security interests granted in the Loan Agreement. Noteholders agree that until the Bridge Lender Indebtedness is paid in full, Noteholders will not in any way, manner or respect, assert or seek to enforce by legal proceedings or other proceedings or actions any of their liens, mortgages, security interests or other encumbrances on Noteholder Collateral. Noteholders agree that this subordination and the priority established hereby shall apply regardless of the time or order of attachment or perfection of such security interests, liens, encumbrances or claims or the granting or failure to give notice thereof.

      3. Noteholders hereby instruct Borrowers not to pay (directly or indirectly) the Noteholder Indebtedness in whole or in part, and Noteholders agree not to accept payment of the Noteholder Indebtedness, including interest thereon, or any part thereof or seek to enforce against Borrowers the Noteholder Indebtedness or Noteholders' security interests, liens, encumbrances or claims on the Noteholder Collateral, unless and until the Bridge Lenders have notified Noteholders, in writing, that the Bridge Lender Indebtedness has been paid in full; provided, however, that nothing herein shall restrict the Noteholders from converting their Convertible Notes into common stock of U.S. RealTel pursuant to the terms of the Convertible Notes.

      4. (a) Noteholders agree to hold in trust for Bridge Lenders and promptly turn over to Bridge Lenders (to be allocated ratably among Bridge Lenders) any sum or sums at any time paid or received by Noteholders in violation of the terms of this Agreement and to reimburse Bridge Lenders for all costs, including reasonable attorneys' fees actually incurred by Bridge Lenders in the course of collecting the sum or sums should Noteholders fail to voluntarily turn over same to Bridge Lenders. In the event of any distribution, division or application, partial or complete, voluntary or involuntary, by operation of law or otherwise, of all or any part of the assets of Borrowers or the proceeds thereof, in whatever form to creditors of Borrowers or upon any indebtedness of Borrowers occurring by reason of the liquidation, dissolution or other winding up of Borrowers or by reason of any execution sale, receivership, insolvency or bankruptcy proceedings or assignments for the benefit of creditors or proceedings for reorganization or readjustment of Borrowers or their properties, then and in such event, the Bridge Lender Indebtedness shall first be paid in full before any payment is made upon the Noteholder Indebtedness, and any payment or distribution of any kind or character either in cash, property or securities which shall be payable or deliverable upon or in respect of the Noteholder


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Indebtedness and interest thereon shall be paid or delivered directly to Bridge
Lenders for ratable application in payment of the amounts then due on the Bridge Lender Indebtedness until the Bridge Lender Indebtedness shall have been indefeasibly paid in full.

            (b) In order to enable Bridge Lenders to enforce their rights under the preceding paragraph 4(a) in any action or proceedings, Bridge Lenders are hereby irrevocably authorized and empowered in their discretion to make and present for or on behalf of the undersigned such proof of claim or claims against Borrowers on account of the Noteholder Indebtedness as Bridge Lenders may deem expedient and proper; to vote such claims in any such proceedings; to receive and collect any and all dividends or other payments or disbursements made thereon in whatever form the same may be paid or issued; and to apply same on account of the Bridge Lender Indebtedness. Noteholders agree to and do hereby assign all such claims to Bridge Lenders, and Noteholders further agree to execute such instruments as may be required by Bridge Lenders to enable them to enforce any and all such claims and collect any and all dividends or other payments or disbursements that may be made on account of the Noteholder Indebtedness.

      5. Noteholders represent and warrant to Bridge Lenders that Noteholders have not assigned or transferred the Noteholder Indebtedness or Noteholder Collateral, or any interest therein, to any person, firm, association, corporation or party, and that all agreements, instruments and documents evidencing the Noteholder Indebtedness and Noteholder Collateral will be endorsed with a proper notice of this Agreement as set forth below. Noteholders shall have the right to assign the Noteholder Indebtedness provided that any such assignment shall only be made upon prior written notice to Bridge Lenders and shall be made expressly subject to the rights of the Bridge Lenders hereunder conspicuously noted in writing on any such assignment. Noteholders agree to mark the Convertible Notes with the following legend:

                  "This note is subordinated to all indebtedness now or hereafter owed by maker to Bridge Lenders as provided in an Intercreditor (Subordination) Agreement dated July 16, 2002."

      6. Bridge Lenders are hereby authorized by Noteholders to: (a) renew, compromise, extend, or otherwise change the time of payment or any other terms of the Bridge Lender Indebtedness under the Loan Agreement other than to increase the principal amount thereunder; (b) exchange, enforce, waive or release any security therefor; or (c) apply such security and direct the order or manner of sale thereof in such manner as the Bridge Lenders may in their sole discretion determine, all without notice to Noteholders and without affecting the subordination provided by this Agreement.

      7. Except to the extent specifically provided herein, this Agreement shall continue effective until the Bridge Lender Indebtedness shall have been fully and indefeasibly discharged and Bridge Lenders' commitment to make any further loans or credit accommodations to Borrowers pursuant to the Loan Agreement shall have been terminated. Noteholders agree that


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they will not challenge any liens and security interest of the Bridge Lenders securing payment of the Bridge Lender Indebtedness and that as between the Bridge Lenders and Noteholders, the terms of this Agreement shall govern even if part or all of the Bridge Lender Indebtedness or the liens or security interests securing payment thereof are avoided, disallowed, set aside or otherwise invalidated in any judicial proceeding or otherwise.

      8. All notices, payments, requests, reports, information and demands which any party may desire or may be required to give or make to any other party shall be given or made upon such party in writing by hand delivery, by facsimile or by the deposit in the United States mail, postage prepaid, certified or registered addressed as follows:

         To Bridge Lenders:

         (a)   If to Oliver Lenders, at:

               112 W. Jefferson Boulevard
               Suite 613
               South Bend, Indiana 46601
               Attention: Ross J. Mangano
               Fax: (219) 232-8223

               with a copy to:

               Ungaretti & Harris
               3500 Three First National Plaza
               Chicago, Illinois 60602
               Attention: Gary I. Levenstein, Esq.
               Fax: (312) 977-4405

         (b)   If to Noro-Moseley, at:

               Noro-Moseley Partners V. LP
               9 North Parkway Square
               4200 Northside Parkway
               Atlanta, Georgia  30327
               Attention: Steve Nussrallah
               Fax: (404) 239-9280

               with a copy to:

               King & Spalding
               191 Peachtree Street
               Atlanta, Georgia  30303
               Attention: William R. Spalding


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               Fax: (404) 572-5100

         (c)   If to Wakefield, at:

               Wakefield Group III LLC
               1110 East Morehead Street
               Charlotte, North Carolina  28204
               Attention: Michael Elliott
               Fax: (704) 372-8216

         To Noteholders:

         (a)   If to Oliver Lenders, at:

               112 W. Jefferson Boulevard
               Suite 613
               South Bend, Indiana 46601
               Attention: Ross J. Mangano
               Fax: (219) 232-8223

               with a copy to:

               Ungaretti & Harris
               3500 Three First National Plaza
               Chicago, Illinois 60602
               Attention: Gary I. Levenstein, Esq.
               Fax: (312) 977-4405

         (b)   If to Noro-Moseley, at:

               Noro-Moseley Partners V. LP
               9 North Parkway Square
               4200 Northside Parkway
               Atlanta, Georgia  30327
               Attention: Steve Nussrallah
               Fax: (404) 239-9280

               with a copy to:

               King & Spalding
               191 Peachtree Street
               Atlanta, Georgia  30303
               Attention: William R. Spalding
               Fax: (404) 572-5100


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         (c)   If to Wakefield, at:

               Wakefield Group III LLC
               1110 East Morehead Street
               Charlotte, North Carolina  28204
               Attention: Michael Elliott
               Fax: (704) 372-8216

Said notice shall be deemed given when delivered, sent by facsimile or mailed as aforesaid. Noteholders hereby agree that if at any time or times they notifies Borrowers that Borrowers are in default in respect of the Noteholder Indebtedness, they shall simultaneously provide notice thereof to Bridge Lenders.

      9. Noteholders irrevocably agree that all actions or proceedings in any way, manner or respect, arising out of or from or related to this Agreement, the other agreements, or any Bridge Lender Collateral shall be litigated only in the courts having situs within the State of Georgia. Noteholders hereby consent and submit to the jurisdiction of any local, state or federal court located within the State of Georgia. Noteholders and the Bridge Lenders hereby waive any rights they may have to transfer or change venue of any litigation brought against Noteholders by Bridge Lender in accordance with this paragraph.

      10. This Agreement shall be binding upon the successors and assigns of Noteholders, and Borrowers. This Agreement and any existing or future claim of Bridge Lenders hereunder may be assigned by Bridge Lenders, in whole or in part, without notice to Noteholders. Bridge Lenders may, without notice, assign this Agreement in whole or in part in connection with an assignment of all or part of the Loan Agreement or a sale of a participation thereunder.

      11. No amendment to or waiver of any provision of this Agreement nor consent to any departure by Noteholders or Borrowers herefrom shall in any event be effective unless the same shall be in writing and signed by Bridge Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

      12. References herein to Sections are references to Sections of this Agreement unless otherwise indicated. Capitalized terms not otherwise defined herein shall have the meanings provided in the Loan Agreement.

      13. Wherever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.


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      14. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute one and the same agreement.

      15. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF DELAWARE. THIS AGREEMENT CONSTITUTES THE ENTIRE UNDERSTANDING BETWEEN THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDES ANY PRIOR AGREEMENTS, WRITTEN OR ORAL, WITH RESPECT THERETO.

      16. THE UNDERSIGNED HEREBY IRREVOCABLY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING (I) TO ENFORCE OR DEFEND ANY RIGHTS UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED IN CONNECTION HEREWITH, OR (II) ARISING FROM ANY DISPUTE OR CONTROVERSY IN CONNECTION WITH OR RELATED TO THIS AGREEMENT, AND AGREE THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

                            [signature page follows]


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      IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed on the date first above written.

                                        NOTEHOLDERS:

                                            J. OLIVER CUNNINGHAM TRUST, dated
                                            February 26, 1971, an Indiana trust

                                            By: ________________________________
                                            Name:  Ross J. Mangano
                                            Title: Trustee

                                            ANNE. C. MCCLURE TRUST, dated
                                            February 26, 1971, an Illinois trust

                                            By: ________________________________
                                            Name:  Ross J. Mangano
                                            Title: Trustee

                                            JANE C. WARRINER TRUST, dated
                                            February 26, 1971, an Indiana trust

                                            By: ________________________________
                                            Name:  Ross J. Mangano
                                            Title: Trustee

                                            NORO-MOSELEY PARTNERS V, L.P., a
                                            Georgia limited partnership

                                            By: ________________________________
                                            Name:
                                            Title:

                                            WAKEFIELD GROUP III LLC, a North
                                            Carolina limited liability company

                                            By: ________________________________
                                            Name:
                                            Title:

Intercreditor (Subordination) Agreement


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                             ACCEPTANCE OF BORROWERS

      The undersigned hereby accept and consent to the foregoing Agreement and agree to be bound by all of the provisions thereof and to recognize all priorities and rights granted thereby to, and their successors and assigns and to perform in accordance therewith.

                                            U.S. RealTel, Inc., a Delaware
                                            corporation

                                            By _________________________________
                                            Name:
                                            Title:

                                            Cypress Communications, Inc., a
                                            Delaware corporation

                                            By _________________________________
                                            Name:
                                            Title:

Intercreditor (Subordination) Agreement